                                   EXHIBIT 5
                                   ---------

                       Paul, Hastings, Janofsky & Walker
                             555 S. Flower Street
                              Twenty-Third Floor
                         Los Angeles, California 90071
                           Telephone (213) 683-6000
                           Facsimile (213) 627-0705


                               January 30, 1996



Semtech Corporation
652 Mitchell Road
Newbury Park, California  91320



Ladies and Gentlemen:

          We are furnishing this opinion of counsel to Semtech Corporation, a Delaware corporation (the "Company"), for filing as Exhibit 5 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance and sale by the Company of up to an additional 150,000 shares of its Common Stock (the "Shares") upon the exercise of stock options granted pursuant to the Company's 1994 Non-Employee Directors' Stock Option Plan, as amended (the "Plan").

          We have examined the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us and the conformity to original documents submitted to us as certified or photostatic copies.

          Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that the Shares, when purchased and issued as described in the Registration Statement and in accordance with the Plan (including the receipt of the full purchase price therefor), will be validly issued, fully paid and nonassessable.

          We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law, as in effect as of the date hereof.

          We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement.


                                    Very truly yours,

                         /s/ Paul, Hastings, Janofsky & Walker